UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2013

Organic Plant Health, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-176704	27-2874167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9525-100 Monroe Road, Charlotte, NC	28270
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 841-1066

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ORGANIC PLANT HEALTH, INC.

CURRENT REPORT ON FORM 8-K

TABLE OF CONTENTS

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
Signatures

Item 8.01 Other Events.

On December 19, 2012, the shareholders of Organic Plant Health, Inc. (the “Company”) approved a Certificate of Change effecting a one-for-fifty reverse split of the Company’s common stock. The Certificate of Amendment was approved by 52% of the issued and outstanding shares of the Company’s common stock. Subsequent to the shareholder approval the Company filed a Certificate of Amendment with the Secretary of the State of Nevada and received approval from FINRA for the reverse stock split.

The reverse stock split was effective as of the open of business on Wednesday, January 23, 2013. Fractional shares resulting from the reverse split were rounded up to the next whole number.

As a result of the reverse stock split, every fifty outstanding shares of the Company’s common stock combined automatically into one share of common stock. Each stockholder’s percentage ownership in the Company and proportional voting power remains unchanged after the reverse stock split, except for minor changes and adjustments resulting from the treatment of fractional shares.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Index

None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 23, 2013              Organic Plant Health, Inc.

By: /s/ William Styles

William Styles

Chief Executive Officer